Exhibit 10.3

SECURITY AGREEMENT                          NORTH FORK BANK

OWNER OF
COLLATERAL: ROBOCOM SYSTEMS INTERNATIONAL INC.,                511 OCEAN AVENUE,
MASSAPEQUA, NEW YORK 11758

--------------------------------------------------------------------------------

DESCRIPTION OF COLLATERAL: The undersigned borrower ("Borrower") hereby grants to North Fork Bank (the "Bank") a security interest (see Right to Repossess Section below for explanation of "security interest") in the following described collateral ("Collateral"):

   ALL ASSETS OF THE BORROWER AS FURTHER DESCRIBED ON THE ATTACHED SCHEDULE A.

OBLIGATIONS: The obligations that this agreement is to secure are: 1. The amount of $500,000.00, which amount represents a loan made on even date herewith by the Bank to Borrower, as evidenced by a certain note dated as of even date herewith executed by Borrower promising, among other things, to pay the Bank, together with interest due and extensions and renewals thereof , plus all costs of collection in the event of default, including attorney's fees. 2. Any and all other liabilities of Borrower to the Bank under this agreement. 3. Any and all other liabilities of Borrower to the Bank, direct or indirect, absolute or contingent, present or future, due or to become due. Borrower agrees to promptly pay all obligations when due.

STATEMENT OF OWNER: Borrower states and promises that:

1. The Collateral is bought or used primarily for: |_| Personal, family of household purposes; |_| Farming operations; |X| Business, and, if checked here, |_| is being acquired with the proceeds of a loan signed at the same time as this agreement and the Bank may pay those proceeds directly to the seller of the Collateral.

2. The Collateral is or is to be located at Borrower's address shown above (or at ____________________).

(Address if Collateral is to be kept elsewhere)

3. The Collateral will not be attached to real estate unless indicated here:

----------------------------------------------
(Description of real estate by Street, Number,

----------------------------------------------
(Town or City, County & State)

----------------------------------------------
(Name and address of owner of real estate)

If the Collateral is to be attached to real estate and if the Bank requests it, Borrower agrees to furnish the Bank with statements signed and notarized by everybody who has an interest in that real estate stating that they claim no interest in the Collateral. Borrower gives the Bank permission to file a financing statement (notice of the Bank's security interest filed for public record) covering the Bank's security interest without Borrower's signature on it. Upon request of the Bank, Borrower will pay all filing fees to protect the Bank's security interest on the Collateral. The Bank may charge those fees to any account Borrower has with the Bank.

INSURANCE REQUIREMENTS: Borrower will keep the Collateral insured against fire, including so-called extended coverage, theft and if the Collateral is a motor vehicle, Borrower will also maintain $500 deductible collision insurance. The limits and terms of the coverage and the insurance company must be satisfactory to the Bank. If the Bank requires additional insurance on the Collateral, Borrower will obtain and maintain the additional coverage. The Bank shall be named as the loss payee (the person who gets the money to pay for damages) on all insurance policies. BORROWER SHALL HAVE THE RIGHT TO CHOOSE THE PERSON THROUGH WHOM SUCH INSURANCE IS TO BE OBTAINED. Borrower authorizes the Bank to act in my behalf to make, adjust or settle any insurance claim covering the Collateral. Borrower also authorizes the Bank to sign any checks on my behalf received as a result of an insurance claim.

EVENTS OF DEFAULT: Borrower will have possession and use of the Collateral unless one of the following events occurs:

1. If one of the "Secured Loans or Obligations" is not paid as required or if one of the promises made in one of the "Secured Loans or Obligations" or in this agreement is broken; or 2. If Borrower, or any other person whose debt this secures, have made any false or misleading statement(s) in connection with this agreement; or 3. If Borrower, or any person whose debt this secures, files bankruptcy or if any proceeding is instituted to seek relief from Borrower's debts; or 4. If Borrower, or any other person whose debt this secures, dies or becomes legally unable to manage its affairs; or 5. If any motor vehicle is used for collateral and the Bank's name does not appear as the only " lienholder" on any certificate of title issued now or in the future; or 6. If the Collateral is lost or damaged without adequate insurance coverage, or sold, or given away, or seized; or 7. If something else happens that the Bank reasonably feels affects Borrower's ability to pay the unpaid balance.

RIGHT TO REPOSSESS: Borrower gives the Bank a security interest in the Collateral which means that after Borrower defaults (see Events of Default section), the Bank can repossess (take) the Collateral, sell it and apply the proceeds to the balance of what Borrower owes the Bank after deducting the Bank's reasonable repossession, storage, repair, preparation for sale and selling expenses. The Bank may enter, without demand or notice, upon any premises where the Collateral may be found and take possession of and remove the Collateral. The Bank will send 7 days notice by mail of any sale of the Collateral. Borrower can still recover the Collateral before the Bank sells it by paying any amounts past due under this agreement and any charges you are entitled to. To recover any articles Borrower claims are not part of the Collateral but were contained in the Collateral, Borrower must notify the Bank within 7 days after repossession. Failure to claim and take possession of these items promptly will be an abandonment of them. If the sale does not cover all that Borrower owes, Borrower will be responsible for the amount still owed. If there is any surplus money, it will be refunded to Borrower.

PROTECTING THE COLLATERAL: Borrower promises that:

1.Borrower is now the owner of the Collateral or will immediately become the owner of the Collateral. 2. The Collateral is now and will be maintained in good working order and repair. 3. The Collateral is now and will be kept free from any other lien or legal claim against it. 4. Borrower will not sell or offer to sell, transfer, lease, abandon or encumber (use as collateral elsewhere) any of the Collateral. Borrower will not remove it from New York State for more than 30 days without the Bank's consent. Borrower will not use it, or permit its use, in any illegal act. 5. Borrower will immediately notify the Bank in writing of any loss or damage to the Collateral. 6. If the Collateral is a motor vehicle, Borrower will have the Bank's name listed as the "Lienholder" on any certificate of title issued now or in the future. 7. Borrower will promptly pay all taxes and assessments on the Collateral. 8. If the owner is a corporation, owner and officer executing this agreement certify that all necessary corporate action has been taken to authorize this agreement to be signed.

WAIVERS AND RELEASES: The Bank can waive or delay enforcing any of its rights without losing them. The Bank can waive or delay enforcing a right as to Borrower or any other borrower without waiving it as to others. Also, the Bank can release any Collateral or release one borrower from its responsibility under this agreement without releasing the others. The Bank need not give notice of any waiver, delay, release, or default to anyone. If any provision of this agreement is found invalid, the remaining provisions shall remain in full force and effect. The Bank's failure to properly file financing statements against the Collateral will not affect Borrower's obligations to the Bank.

                                      ROBOCOM SYSTEMS INTERNATIONAL INC.


                                      IRWIN BALABAN, President
                                      ------------------------------------------
                                Date: September 27, 2004

                                      Borrower acknowledges receipt of a copy of this Security Agreement and agrees with the terms.


                                      HERBERT GOLDMAN, Treasurer
                                      ------------------------------------------
                                Date: September 27, 2004

                                      Borrower acknowledges receipt of a copy of this Security Agreement and agrees with the terms.